                                                 EXHIBIT 10.53

                                2002 COMPENSATION PROGRAM – MICHAEL GILOTTI

                                                                                                  Exhibit 10.53

                            2002 Compensation Program – Michael Gilotti

Introduction
The 2002 compensation program will consist of four components:
1.   A base salary payable on a biweekly basis
2.   Beginning with the performance year 2000, participant in Phoenix's Long Term Incentive Program (LTI) as
     follows:
     •   Participant in the 2000-2002 LTI plan at a target of 45%, payment 2003
     •   Participant in the 2001-2003 LTI plan at a target of 45%, payment 2004
     •   Participant in the 2002-2004 LTI plan at a target of 45%, payment 2005
3.   Stock Options - You will be eligible to receive a grant from the Phoenix Companies, Inc Stock Incentive
     Plan similar to other participants at your level.
4.   An Annual Incentive plan based on predefined goals identified in Exhibit I

This document is intended to define the Annual Incentive Plan component.

Eligibility
This annual incentive plan is exclusively for Michael Gilotti.

Performance Period
January, 2002 to December 31, 2002

Annual Incentive Plan
•   Sales goals as defined in exhibit I will constitute 70% of the incentive component based on 2002
    Annuity results.
•   15% will be based on company performance as measured by ROE for the performance year 2002.
•   15% will be based on expense management with the goal to reduce the company's planned controllable expenses.
•   Actual payment will occur in first quarter 2003.

Employee Benefits
Pension SERP benefits will include the annual incentive payment as defined in this program document as eligible earnings. All other benefits will use base salary as eligible earnings.

Termination
In order to receive any payments under this plan you must be an active employee in good standing on the annual incentive payment date.

Death and Disability
If your employment ends as a result of death, disability or retirement, you will receive your annual incentive as follows: your annual incentive will be calculated by prorating the percentage of target earned according to the number of months that you were actively at work. If you leave in the middle of the month, you will receive full credit for that month of service. Any such annual incentive payment will be paid in the first quarter of the subsequent year.

Right to amend plan
The company specifically reserves the right to change or terminate the program at any time. No adverse changes will be made retroactively, but will apply subsequently. No incentive payment is deemed to be earned until paid by the company.

Amendments to Plan Due to Organizational Changes
This Incentive Plan may be amended, if necessary, to reflect changes in your organizational roles and responsibilities. Recognition for accomplishments up to the point of organizational change will be given and any changes to the plan will reflect new and/or additional responsibilities. No adverse changes will be made.

                                                                                                  Exhibit 10.53
                                                                                                      Exhibit I

                               2002 Annual Incentive Plan – Michael Gilotti
                                    Target is 155% of Base Salary = $589,000

----------------------------- --------- -----------------------------------------------------------------------
        Criteria              Weighting
                               (% of                             Objectives & Thresholds
                               Total
                               Bonus)
----------------------------- --------- ---------------- -------------- ------------- ------------ ------------
                                          Threshold       T-minus       Target        T-Plus      T-Superior
----------------------------- --------- ------------- -------------- ------------- ------------ -------------
                                         $1.0 billion  $1.2 billion  $1.4 billion  $1.6 billion  $1.8 billion
VA Sales                         70%    ------------- -------------- ------------- ------------ -------------
(excludes PFG, internal                      50%           75%           100%          150%          200%
exchange, institutional                     Credit        Credit        Credit        Credit        Credit
annuity sales:
includessingle
premium variable life)
----------------------------- --------- ------------- -------------- ------------- ------------ -------------
                                             5.5%          6.0%          6.5%          7.0%          7.5%
ROE after FIT –                  15%    ------------- -------------- ------------- ------------ -------------
Cash Operating Income                        50%           75%           100%          150%          200%
From Life and Annuity                       Credit        Credit        Credit        Credit        Credit
(GAAP Management Report
basis) See note below
----------------------------- --------- ------------- -------------- ------------- ------------ -------------
                                            66.2%         65.2%        64.2%         63.2%          62.2%
Expense Management               15%    ------------- -------------- ------------- ------------ -------------
Total Company controllable                   50%           75%           100%          150%          200%
expenses excluding PXP as                   Credit        Credit        Credit        Credit        Credit
a % of Total Company
revenue excluding; PXP,
Participating Life and Net
Investment Income
----------------------------- --------- ------------- -------------- ------------- ------------ -------------
•  Potential Award                         $294,500      $441,750      $589,000      $883,500     $1,178,000
----------------------------- --------- ------------- -------------- ------------- ------------ -------------

     Note: No incentive award based on Return On Equity (ROE) will be earned unless the Total Company ROE from
     Continuing Operations (Total Operating Income exclusive of Venture Capital and PXP) is 4.5% or higher
     (GAAP Management Report basis).